Exhibit 21.1

Subsidiaries of Ingram Micro Holding Corporation

As of June 29, 2024

Name	Jurisdiction
Imola Intermediate Holding Corporation	Delaware
Imola Intermediate Holding II Corporation	Delaware
Imola Intermediate Holding III Corporation	Delaware
Imola Acquisition Corporation	Delaware
Ingram Micro Inc.	Delaware
IM CLS US LLC	Delaware
Brightpoint, Inc.	Indiana
Ingram Micro Transportation Management Services LLC	Indiana
Wireless Fulfillment Services Holdings, Inc.	Delaware
Wireless Fulfillment Services LLC	California
Brightpoint North America LLC	Indiana
Actify LLC	Indiana
Brightpoint Latin America LLC	Indiana
Brightpoint de Mexico S.A. de C.V.	Mexico
Brightpoint Solutions de Mexico S.A. de C.V.	Mexico
Brightpoint North America Services LLC	Indiana
Touchstone Wireless Repair and Logistics, LP	Pennsylvania
Touchstone Wireless Latin America LLC	Puerto Rico
Brightpoint International Ltd.	Delaware
BPGH LLC	Indiana
Brightpoint Global Holdings II, Inc.	Indiana
Brightpoint Global Holdings C.V.	the Netherlands
Ingram Micro Oy	Finland
Keenondots B.V.	the Netherlands
Brightpoint Distribution LLC	Indiana
Ingram Micro Philippines BPO LLC	Delaware
Ingram Micro Delaware Inc.	Delaware
Ingram Micro L.P.	Tennessee
Ingram Micro Texas L.P.	Texas
Ingram Micro Singapore Inc.	California
Ingram Micro Texas LLC	Delaware
Ingram Export Company Ltd.	Barbados
Ingram Micro (Thailand) Ltd.	Thailand
Export Services Inc.	California
Ingram Micro SB Inc.	California
Ingram Micro Logistics Inc.	Cayman Islands
CIM Ventures Inc.	Cayman Islands
Ingram Micro Americas Inc.	California
Ingram Micro Mexico LLC	Indiana
Ingram Micro Mexico, S.A. de C.V.	Mexico
Ingram HoldCo SRL de C.V.	Mexico
Ingram Micro Asia Pacific Pte. Ltd	Singapore
Ingram Micro Lanka (Private) Limited	Sri Lanka
Ingram Micro Management Company	California
Ingram Micro Global Holdings, C.V.	the Netherlands
Ingram Micro Holdings (Australia) Pty Ltd	Australia
Ingram Micro Pty Ltd	Australia
Ingram Micro Australia Pty Ltd	Australia
Brightpoint Australia Pty Ltd	Australia
Ingram Micro MBS Pty Limited	Australia

Name	Jurisdiction
Ingram Micro A/S	Denmark
Ingram Micro Inc.	Ontario, Canada
Ingram Micro Mobility Canada BRC Inc.	Ontario, Canada
Ingram Micro Holdco Inc.	Ontario, Canada
Ingram Micro LP	Ontario, Canada
Ingram Micro Logistics LP	Ontario, Canada
Protovision Solutions, Inc. d/b/a The Phoenix Group Canada	Ontario Canada
SoftCom Group Inc.	Ontario, Canada
SoftCom Inc.	Ontario, Canada
Ingram Micro Latin America & Caribbean LLC	Delaware
Ingram Micro Chile S.A.	Chile
Ingram Micro SAS	Colombia
Colsof S.A.S.	Colombia
Ingram Micro Costa Rica Ltda.	Costa Rica
TD Chile S.A., en liquidación	Chile
Ingram Micro S.A.C.	Peru
Ingram Micro New Zealand Holdings	New Zealand
Ingram Micro (N.Z.) Limited	New Zealand
Ingram Micro C.V.	the Netherlands
Ingram Micro Global Operations, C.V.	the Netherlands
Ingram Micro Management Company S.C.S.	Luxembourg
Ingram Micro Worldwide Holdings S.à.r.l.	Luxembourg
Ingram Micro SRL	Italy
Ingram Micro Direct Srl	Italy
Ingram Micro Global Services B.V.	the Netherlands
Ingram Micro Asia Marketplace Pte. Ltd.	Singapore
Techpac Holdings Limited	Bermuda
Tech Pacific Asia Limited	British Virgin Islands
Ingram Micro Technology Solutions LLC	Qatar
Ingram Micro Europe B.V.	the Netherlands
Ingram Micro GBS EOOD	Bulgaria
Ingram Micro Belux BV	Belgium
Ingram Micro SLU	Spain
Ingram Micro GmbH	Austria
Ingram Micro BV	the Netherlands
De Ictivity Groep B.V.	the Netherlands
4 IP B.V.	the Netherlands
Ingram Micro Holdings Ltd	UK
Ingram Micro (UK) Limited	UK
Commscare Group Limited	UK
Platform Consultancy Services Limited	UK
ANOV Expansion SAS	France
Ingram Micro Services SAS	France
ANOV IMMO SAS	France
SCI d’Artagnan	France
Ingram Micro Services SA	Belgium
Ingram Micro Services Holding Ltd.	UK
Ingram Micro Services Ltd.	UK
Ingram Micro Services Sp z.o.o.	Poland
ANOVO do Brasil Serviços de Reparo Ltda.	Brazil
ANOVO Tek S.A.	Brazil
Ingram Micro Magyarorszag Kft	Hungary
Brightpoint Costa Rica Limitada	Costa Rica
Brightpoint India Private Limited	India
Ingram Micro International Trading Limited	Hong Kong

Name	Jurisdiction
Ingram Micro AS	Norway
Ingram Micro Philippines, Inc.	Philippines
Brightpoint Singapore Pte. Ltd.	Singapore
Ingram Micro (Proprietary) Limited	South Africa
Ingram Micro Portugal, Unipessoal, Lda.	Portugal
Persequor Limited	British Virgin Islands
Ingram Micro Constellation B.V.	the Netherlands
Ingram Micro SAS	France
Ingram Micro AB	Sweden
Ingram Micro GmbH	Switzerland
Ingram Micro Holding GmbH	Germany
gEtail GmbH	Germany
Ingram Micro Pan Europe GmbH	Germany
Ingram Micro Distribution GmbH	Germany
Ingram Micro Israel Ltd	Israel
Bright Creative Communications BV	the Netherlands
Macrotron GmbH	Germany
more services GmbH	Germany
Ingram Micro Services GmbH	Germany
CloudBlue K.K.	Japan
Ingram Micro Asia Pte. Ltd.	Singapore
PT Ingram Micro Indonesia	Indonesia
Ingram Micro Malaysia Sdn. Bhd.	Malaysia
Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
Ingram Micro (China) Ltd	Hong Kong
Ingram Micro (China) Holding & Commercial Co. Ltd.	China
Ingram Micro Supply Chain Management (Shanghai) Co., Ltd.	China
Ingram Micro Trading (Shanghai) Co. Ltd.	China
Shanghai Ingram Micro Logistics Co., Ltd.	China
Shanghai Ingram Micro IT Services Co., Ltd.	China
Shanghai Ingram Micro Cloud Computing Solution Co., Ltd.	China
Ingram Micro (Shanghai) Commercial Factoring Co., Ltd.	China
Mobile Support Services Pte. Ltd.	Singapore
PT Mobile Support Services Indonesia	Indonesia
Aptec Holdings Limited	Dubai Intl Financial Centre
Ingram Micro Technology Trading LLC	United Arab Emirates
Aptec Systems Solutions LLC	Oman
Aptec Distribution FZ LLC	Dubai Development Authority
Aptec Holding Egypt LLC	Egypt
Aptec Egypt LLC	Egypt
Ingram Micro Levant SAL	Lebanon
Network Information Technology FZ LLC	Dubai Development Authority
Aptec Saudi Arabia LLC	Saudi Arabia
Ingam Micro Bilisim Sistemleri Anonim Siketi	Turkey
Ingram Micro Bilgisayar Ve Ticaret Limited Sirketi	Turkey
Ingram Micro Pakistan (Pvt) Limited	Pakistan
Ingram Micro North Africa SARL	Morocco
Supernet Distribution DMCC	DMCC Free Zone
Ingram Micro India SSC Private Limited	India
Ingram Micro sp. z.o.o.	Poland
Ingram Micro doo Beograd	Serbia
Ingram Micro Ljubljana, d.o.o.	Slovenia
Ingram Micro Czech Republic s.r.o.	Czech Republic
Ingram Micro d.o.o.	Croatia
Ingram Micro Distribution S.R.L.	Romania

Name	Jurisdiction
Ingram Micro Macedonia DOOEL Skopje	North Macedonia
Ingram Micro India Private Limited	India
Ingram Micro (India) Exports Pte Ltd	Singapore
Ingram Micro Latin America	Cayman Islands
Ingram Micro Argentina, S.A.	Argentina
Ingram Micro Brasil Ltda.	Brazil
Ingram Micro Tecnologia E Informatica Ltda	Brazil
BR Link Comercio de Produtos e Servicos de Informatica Ltda.	Brazil
Ingram Micro Uruguay Technology S.A.	Uruguay
Ingram Micro Caribbean	Cayman Islands
Ingram Micro Levant S.A.L. (Offshore)	Lebanon
Ingram Micro Luxembourg Sarl	Luxembourg
Promark Technology, Inc.	Maryland
Ingram Micro Services LLC	Delaware
Renugo LLC	Indiana
SoftCom America, Inc.	Delaware
Ensim Corporation	Delaware
Ensim India Private Limited	India
Rutledge Company Inc. d/b/a The Phoenix Group	Missouri
CloudBlue LLC	California
HarmonyPSA Holding Limited	UK
Harmony Business Systems Limited	UK
Ingram Micro European Services, S.L.U.	Spain
Cloud Logic LLC	Ohio
Ingram Micro Public Sector LLC	Indiana